Exhibit 10.4.2

ASENSUS SURGICAL, INC.

FORM OF STOCK OPTION AGREEMENT

(U.S. EMPLOYEES)

1.         Grant of Option. ASENSUS SURGICAL, INC. (the “Company”) hereby grants, as of [________] (the “Date of Grant”), to_[____________] (the “Optionee”) an option (the “Option”) to purchase up to [_____] shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at an exercise price per share equal to $0.41 (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this option agreement (this “Option Agreement”). The Option is issued pursuant to the Asensus Surgical, Inc. Amended and Restated Incentive Compensation Plan, including its appendices, as amended from time to time (the “Plan”), which is incorporated by reference herein for all purposes. The Option is an Incentive Stock Option to the extent eligible under the Plan and the Code, and otherwise is a Non-Qualified Stock Option. [This Option is subject to forfeiture if the stockholders do not approve the proposal to increase the number of Shares available under the Plan at the [____] Annual Meeting.] The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.         Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Plan.

3.        Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Option Agreement, or in the Plan, the Option shall vest and be exercisable __________________, rounded up or down to the nearest whole share, as applicable, to vest the entire award] (each, a “Vesting Date”), subject to Optionee’s Continuous Service through such Vesting Date. Upon the termination of the Optionee’s Continuous Service prior to a Vesting Date, the unvested portion of this Option shall terminate and be null and void.

4.         Method of Exercise. The vested portion of this Option shall be exercisable, in whole or in part, by written notice, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise complies with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares may then be traded.

5.         Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option; (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan (to the extent available to the Optionee) sufficient to pay the Exercise Price and any applicable income or employment taxes; or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.         Termination of Option.

(a)         General. Any vested and unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:

(i)         unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service terminates other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)         immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)         twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)         (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee dies if such death occurs during the one year period specified in Section 6(a)(iii) hereof; or

(v)         the seventh (7th) anniversary of the date as of which the Option is granted.

(b)         Cancellation. To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 9(b) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his or her exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.         Transferability. Unless otherwise determined by the Committee, the Option is not transferable, and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.         No Stockholder Rights. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9.          Acceleration of Exercisability of Option.

(a)         Acceleration upon Certain Terminations or Cancellations of Option. This Option shall become immediately fully exercisable prior to the termination of the Option pursuant to Section 6 hereof, in the event that, (i) the Option will be terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b)         Acceleration upon Change in Control. This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control,” as defined in Section 9(b) of the Plan and the Optionee’s employment is terminated, other than for Cause, in connection with or as a result of such Change in Control.

(c)         Exception to Acceleration upon Change in Control. Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 9(b). For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of the Optionee’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, the option held by the Optionee at the time of the Change in Control shall be accelerated as described in paragraph (b) of this Section 9.

10.         No Right to Continued Employment. Neither the Option nor this Option Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.         Governing Law. This Option Agreement shall be governed in accordance with and by the internal laws of the State of Delaware.

12.         Interpretation / Provisions of Plan Control. This Option Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Option Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Option Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Option Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Option Agreement, unless shown to have been made in an arbitrary and capricious manner.

13.         Notices. Any notice under this Option Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 1 TW Alexander Drive, Suite 160, Durham, NC 27703, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Signatures Follow on Next Page

Option Grant No.:__________

IN WITNESS WHEREOF, the undersigned have executed this Option Agreement as of the date first set forth above.

COMPANY:

ASENSUS SURGICAL, INC.

By: _____________________________

Name: Anthony Fernando

Title: President and Chief Executive Officer

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

OPTIONEE:

_____________________________

Name:

GRANT SUMMARY

Grant Date:	[__________]	Expiration Date:	[__________]

Grant Type:	ISO to extent possible	Optionee Class:	Employee

Number of Shares:		Exercise Price:	$[_____]

Vesting Dates:	[__________]	Number or % Vesting:	[__________]

[Form of U.S. Stock Option Award]